VERDE
RESOURCES INC (NV20101296137)
2 Cityplace Drive, Suite 200, St Louis, MO 63141
www.verderesources.com email: info@verderesources.com contact: +1-323-538-5799

Date: September 30, 2022

Jack Wong
1138 Wildhorse Parkway Dr
Chesterfield, Missouri 63005

Dear Sir,

Re: Appointment as President and Chief Executive Officer

We refer to the above matter.

We, VERDE RESOURCES, INC **("The Company")** hereby confirm your appointment as the new President and CEO, effective October 1st 2022, in conjunction with the Company's business divestment/growth based on the terms and conditions of this mandate letter.

1. POSITION

   Your appointment herein is for the position of President and CEO of the parent company based in Missouri, and you shall oversee all The Company's subsidiaries and operations both in the United States and Asia Pacific.

2. DATE OF COMMENCEMENT AND TERMS OF ENGAGEMENT

   Your appointment shall commence on October 1st 2022 for a period of (5) years subject to further extension at The Company's discretion.

3. FEE

   You will be paid an annual salary of USD287,650.00 and you shall be personally responsible for tax declarations where required by law. The Company will also provide you an executive vehicle, an executive housing, as well as Employee Stock Options (ESOs) on the company's stock. All expenses incurred by you while performing work for The Company shall be reimbursed.

4. SCOPE OF DUTIES AND RESPONSIBILITIES

Your duties shall be as follows:

a. To develop The Company's business domestically and internationally in line with the company's strategies and directions.
b. To oversee the implementation and development of The Company's core businesses and operations in The United States and Asia Pacific.
c. To prepare strategic business expansion plans and to oversee investors' relations.
d. You shall report directly to the Board of Directors on all findings and assessments and to assist in any other area of The Company's operations that may require your expertise and presence.

5. CONFLICT OF INTEREST

You are not allowed to take up any form of employment or to be involved in any commercial interests or businesses that is not related to The Company during the course of your employment which may constitute as conflict of interest.

6. ADHERENCE TO RULES AND LAW

You shall adhere to all reasonable directions and conduct all work in strict accordance with the rule of law, regulations, and acceptable industry practices.

7. WORKING HOURS AND ANNUAL LEAVE

a. You are entitled to flexible working hours subject to completion of all executive tasks and assignments as required.
b. You will be entitled to annual paid leave of thirty (30) days after one (1) year's full service. Annual leave should only be taken at times convenient to the company and subject to you making proper management handover of your duties to an appropriate colleague.

8. MEDICAL CONSULTATION AND LEAVE

a. You will be entitled to free medical consultation of up to USD3,000.00 per annum at the company's appointed clinic or hospital. Dental, optical, surgical and hospitalization are excluded.
b. The company shall provide personal accident and medical insurance in accordance with the company's policies.

9. CONFIDENTIALITY OF INFORMATION

All information and knowledge which you may acquire from the company(including all other related companies), its employees, consultants or agents, with respect to its new projects, inventions, designs, methods, systems, improvements, trade secrets and any other private or proprietary matters shall for all time, and for all purposes be regarded as strictly confidential and shall be held in trust by you, and shall not be disclosed,

directly or indirectly by you to any person or entity without the written permission of the company. This confidentiality clause shall survive the termination of your contract. You shall instruct each employee who is provided with such information through you that all such information is the property if the company and is to be held in confidence by the employee.

10. TERMINATION

a. Either party may terminate this contract of service by giving the other party there (3) months' notice in writing or three (3) months' pay in lieu of notice.
b. The company reserves the right to terminate this agreement on any of the following grounds:
   i. Breach of major terms and conditions of appointment.
   ii. Serious misconduct or engaging in ang illegal activity which has serious adverse implications on the image and reputation of the company and the group.
   iii. Committing any criminal offense during the course of work or conviction of any criminal offence which is punishable by imprisonment.

11. COUNTERPARTS

This appointment may be signed in counterparts each of which shall be deemed as original, all of which together shall constitute one and the same instrument.

Thank you.

Yours faithfully,

For and on behalf of VERDE RESOURCES, INC

Name: Balakrishnan A/L B.S. Muthu

President and Director

Date: Sept 30th 2022

ACKNOWLEDGEMENT AND ACCEPTANCE

I, Jack Wong (ID / Passport No: 149D264002) hereby confirm that I have read, agree to, and undertake to abide by the above-mentioned and attached terms and conditions of this employment.

Name: Jack Wong

Date: Sept 30th 2022